SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934
              Date of Report (Date of earliest event reported):
                                May 1, 1998


                 America First Apartment Investors, L.P.
            (Exact name of registrant as specified in its charter)



                Delaware    	  					              0-20737
         (State of Formation)      					  (Commission File Number)


                               47-0797793
                  (IRS Employer Identification Number)



Suite 400, 1004 Farnam Street
Omaha, Nebraska   			              		                  	              68102
(Address of principal executive offices)	                        			(Zip Code)


                            (402) 444-1630
          (Registrant's telephone number, including area code)


                             Not applicable
      (Former name or former address, if changed since last report)





































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Item 2. Acquisition or Disposition of Assets. On May 1, 1998, America First
Apartment Investors, L.P. (the Partnership), a Delaware limited partnership, sold its $18,755,000 principal amount Washington State Housing Finance Commission Multifamily Housing Mortgage Revenue Note (Sunpointe Apartment Project) Series 1987 (the "Bond") to Bay Apartment Communities, Inc., a Maryland corporation ("Buyer"). The Bond was collateralized by a first mortgage on a multifamily housing apartment complex named Avalon Ridge located in Renton, Washington. Buyer paid a total purchase price of $18,755,000 plus accrued interest pursuant to a Purchase and Sale Agreement dated February 24, 1998 by an among the Partnership, the Buyer and Sunpointe Associates Limited Partnership, a Washington limited partnership which owns the property. The purchase price was determined in arm's-length negotiations. There is no material relationship between the Buyer and the Partnership or any of its affiliates, directors or officers or any associate of any of its directors or officers.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.
	   None

(b) Pro Forma Financial Information. Pro forma financial statements for the Partnership will be filed as an amendment to this form.

(c) Exhibits. The following exhibits are filed with this amendment. Each exhibit number refers to the numbers in Item 601 of Regulation S-K of exhibits applicable to Form 8-K.

    (2) Plan of Acquisition, reorganization, arrangement, liquidation or succession.
         2.1 	Purchase and Sale Agreement and Escrow Instructions entered into as of February 24, 1998 by an among Sunpointe Associates Limited Partnership, a Washington limited partnership, America First Apartment Investors, L.P., a Delaware Limited Partnership, and
              Bay Apartment Communities, Inc., a Maryland corporation.









































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                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     AMERICA FIRST APARTMENT
                                     INVESTORS, L.P.

                                     By America First Capital Associates
                                     Limited Partnership Four, General Partner of the Registrant

                                     By America First Companies L.L.C, General
                                     Partner of America First Capital
                                     Associates Limited Partnership Four

                                     By /s/ Michael Thesing
                                     Michael Thesing, Vice President and
                                     Principal Financial Officer

May 1, 1998



















































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